EXHIBIT (1)

SEAL
ARTICLES OF INCOPRORATION - NORTH DAKOTA BUSINESS           FOR OFFICE USE ONLY
OR FARMING CORPORATION                                      Validation
NORTH DAKOTA SECRETARY OF STATE
SFN 16812 (6-89)

SEE PAGE 4 FOR FILING AND MAILING INSTRUCTIONS



                                                            FILE No. 13905400

   We, the undersigned natural persons of the age of eighteen years or more, Acting as incorporators of a corporation organized under North Dakota Business Corporation Act, adopt the following Articles of Incorporation for such Corporation.

       Article 1. The name of said Corporation shall be: Integrity Small-Cap Fund of Funds, Inc.

       Article 2.   The period of its duration is perpetual.

       Article 3. The purpose for which the Corporation is organized are general business purposes, OR:

                    To engage in business as a management investment company registered under the Investment Company Act of 1940.

                    To do everything necessary, proper, advisable, or convenient for the accomplishment of the above purpose and to do every other act and thing incidental thereto.

       Article 4.   A.  Aggregate number of shares the corporation has
                        Authority to issue
                        One billion (1,000,000,000) shares, all one class
                    B.  Par value per share authorized by corporation
                        One-tenth of one mill ($.0001) each
                    C. If shares are divided into classes, they are identified as follows:
                        CLASS         NO. OF SHARES        PAR VALUE PER SHARE

       Article 5.   A.  Name of Registered Agent
                        Peter A. Quist
                    B.  Social Security or Federal ID # of Registered Agent
                        ###-##-####
                    C.  Address of Registered Office    City    State   Zip Code
                        1 North Main                    Minot   ND      58703
                    D.  Address of Executive Office (if different than "C")
                    E. The articles of incorporation are accompanied by a signed consent of the registered agent with a filing fee of $10.

       Article 6.   Other Provisions by which this corporation shall be
                    Governed:  (if none, insert "none")

                    No shareholder shall be entitled as a matter of right to subscribe for a purchase or receive any new or additional issue of shares or securities convertible into shares, whether now or hereafter authorized or whether issued for money, for a consideration other that money, or by way of dividend.

                    Any action, other than action requiring shareholder approval, may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the board of directors at which all directors were present.

                    The number of directors of the corporation shall be five, which number may be changed in accordance with the bylaws of the corporation. The names of the directors who shall serve until the first regular meeting of shareholders or until their successors are elected and qualify are:

                                   Lynn Aas
                                   Orlin W. Backes
                                   Arthur A. Link
                                   Peter A. Quist
                                   Robert E. Walstad

SFN 16812 Page 2

       Article 7.   A.  The name, social security number, and address of each
                        incorporator:
                                   SOCIAL SECURITY
                        NAME           NUMBER      ADDRESS      CITY  STATE ZIP
                        Peter A. Quist ###-##-#### 1 North Main Minot, ND 58703

                    B.  SIGNATURES

                        I (We), the above named incorporator(s), have read the Foregoing Articles of Incorporation, know the contents, And believe the statements made therein to be true.

                        Date   September 10, 1998
                        Signature /Peter A. Quist/

       Article 8.   FEES:

                    Filing                       $30.00
                    Consent of Registered Agent  $10.00
                    Minimum License Fee          $50.00
                    Additional License Fees
                     (Equal to $10.00 for every additional
                      $10,000 in excess of $50,000)

                    SEE INSTRUCTIONS ON PAGE 4

                                                 OFFICE USE ONLY

                                                   Certificate No.

                                                   Date Filed
                                                              9-10/98

                                                   Fee Paid

                                                   Filed By
                                                              CO

16812 Page 3

SEAL
REGISERED AGENT                                             FOR OFFICE USE ONLY
CONSENT TO SERVE                                   ID #  13905400
SECRETARY OF STATE                                 File #
SFN 7974 (9-97)                                    WO #  650977
                                                   Filed  9-10/98  By  CO

SEE REVERSE SIDE FOR FILING AND MAILING INSTRUCTIONS

1.  FILING FEE:  $10.00

TYPE OR PRINT LEGIBLY

2. Name of the organization for which the registered agent is to serve (corporation, limited liability company, limited liability partnership or real estate investment trust)

    Integrity Small-Cap Fund of Funds, Inc.

3.  A.  Name of registered agent

        Peter A. Quist

    B.  Registered agent is (Check one)              C.  Federal ID # or social
        /X/  An individual North Dakota resident         # or registered agent
        / /  A corporation                               ###-##-####
        / /  A limited liability company
        / /  A limited liability partnership

4. The undersigned, as registered agent, or as authorized to sign on behalf of the registered agent, consents to act in the capacity of registered agent until removed or until a resignation is submitted to the Secretary of State in accordance with North Dakota laws.

    /Peter A. Quist/                       9-10-98
    ----------------------------------------------
    Original signature of registered agent    Date


                        State of North Dakota
                         SECRETARY OF STATE

                               (SEAL)

                    CERTIFICATE OF INCORPORATION

                                 OF

                INTEGRITY SMALL-CAP FUND OF FUNDS, INC.

   The undersigned, as Secretary of State of the State of North Dakota, hereby certifies that Articles of Incorporation for the incorporation of

                INTEGRITY SMALL-CAP FUND OF FUNDS, INC.

Duly signed and verified pursuant to the North Dakota statutes governing a North Dakota BUSINESS CORPORATION, have been received in this office and are found to conform to law.

   ACCORDINGLY the undersigned, as such Secretary of State, and by virtue of The authority vested in him by law, hereby issues this Certificate of Incorporation to

                INTEGRITY SMALL-CAP FUND OF FUNDS, INC.

Effective date of incorporation: September 10, 1998

Issued: September 10, 1998


                                                 /Alvin A. Jaeger/
                                                 Alvin A. Jaeger
                                                 Secretary of State